Exhibit 3.1

DELAWARE The First State	PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “SOUND SURGICAL TECHNOLOGIES INC.”, FILED IN THIS OFFICE ON THE TENTH DAY OF DECEMBER, A.D. 2004, AT 1:46 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

[LOGO FOR STATE SEAL]	/S/ HARRIET SMITH WINDSOR
Harriet Smith Windsor, Secretary of State

3894383 8100	AUTHENTICATION: 3538722

040894092	DATE: 12-10-04

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:57 PM 12/10/2004
FILED 01:46 PM 12/10/2004
SRV 040894092 –3894383 FILE

CERTIFICATE OF INCORPORATION

OF

SOUND SURGICAL TECHNOLOGIES INC.

The undersigned, a natural person eighteen years of age or older, hereby establishes a corporation pursuant to the General Corporation Law of the State of Delaware and adopts the following Certificate of Incorporation which reads in its entirety as follows:

ARTICLE I

NAME

The name of the corporation (hereinafter, the “Corporation”) is Sound Surgical Technologies Inc.

ARTICLE II

ADDRESS AND REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 62,000,000; of which 2,000,000 shares of the par value of $0.0001 shall be designated Preferred Stock and 60,000,000 shares of the par value of $0.0001 shall be designated Common Stock.

Section 2. Preferred Stock Designation. The Board is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware and the DGCL. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Section 3. Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

ARTICLE V

INCORPORATOR

The name and mailing address of the incorporator is Stephen P. Kregstein, Esq., 357 South McCaslin Boulevard, Louisville, Colorado 80027. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

ARTICLE VI

DIRECTORS

Section 1. Number of Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the Bylaws of the Corporation. The number of directors shall be not less than one (1) nor more than ten (10). The number of directors may be changed from time to time within this range in such manner as shall be provided in the Bylaws of the Corporation.

Section 2. Initial Directors. The initial Board of Directors of this Corporation shall consist of two (2) members, but the number may be increased or decreased in the manner provided in the Bylaws of this Corporation; provided, however, that, except as otherwise provided in the Bylaws of this Corporation, the number of directors constituting the entire Board of Directors shall not be changed without the affirmative vote of at least sixty-six and two-thirds percent (66 and 2/3%) of the issued and outstanding shares of Common Stock. As used in this Certificate of Incorporation, the term “entire board” means the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation. The names and address of the persons who are to serve as the initial directors of the Corporation upon the filing of this Certificate of Incorporation are:

Name	Address
Donald B. Wingerter, Jr.	357 South McCaslin Boulevard, Suite 100
Louisville, Colorado 80027-8608

William W. Cimino, Ph.D.	357 South McCaslin Boulevard, Suite 100
Louisville, Colorado 80027-8608

Section 3. Removal and Filling of Newly Created Directorships. Any one or more directors may be removed at any time, with or without cause, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Common Stock that are present or represented at a special meeting of stockholders called for such purpose, voting together as a single class. At the same meeting at which the stockholders remove one or more directors, a successor or successors may be elected for the unexpired term of the director or directors removed. Except as set forth in this Article VI (3), directors shall not be subject to removal. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions contained in the resolution or resolutions of the Board providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors shall be filled by the Board by the affirmative vote of a majority of the directors then in office, or by the stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Common Stock that are present or represented at a special meeting of stockholders called for such purpose, voting together as a single class.

Section 4. Classification of Directors. Upon the closing of a firm commitment underwritten public offering of Common Stock of the Corporation, the Board of Directors shall divide itself into three classes, as nearly equal in number as possible, with respect to the time for which the directors shall severally hold office. Directors of the first class first chosen shall initially hold office for one year or until the first annual election following their election; directors of the second class first chosen shall initially hold office for two years or until the second annual election following their election; and directors of the third class first chosen shall initially hold office for three years or until the third annual election following their election; and, in each case, until their successors to the class of directors whose term shall expire at that time shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. Each director elected shall hold office until his successor shall be elected and shall qualify.

Section 5. Election and Vacancies. Subject to the provisions of Section 4 above, directors shall be elected at each annual meeting of stockholders, and each director elected shall hold office until such director’s successor has been elected and qualified, subject, however, to earlier death, resignation or removal from office. Any vacancies on the Board resulting from death, resignation, removal or other cause shall be filled by the Board by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, or by the stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of Common Stock that are present or represented at a special meeting of stockholders called for such purpose, voting together as a single class.

Section 6. Advance Notice of Nominations. Subject to Article XII of this Certificate of Incorporation, advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

Section 7. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Delaware, including the DGCL, or as may be provided for by the Corporation in its Bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation, must be paid, by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

ARTICLE VI I

BYLAWS

The Board of Directors is authorized to adopt, amend or repeal any and all provisions of the Bylaws of the Corporation by a vote of at least two-thirds of all directors who constitute the Board of Directors, except as and to the extent provided in the Bylaws. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of this Corporation (and notwithstanding that some lesser percentage may be specified by law), no provision of the Bylaws of the Corporation shall be amended, modified or repealed by the stockholders of the Corporation, nor shall any provision of the Bylaws of the Corporation inconsistent with any provision of this Certificate of Incorporation be adopted by the stockholders of the Corporation, unless approved by the affirmative vote of holders of at least seventy-five (75%) of the issued and outstanding shares of Common Stock. Any purported amendment to the Bylaws which would add thereto a matter not expressly covered in the Bylaws prior to such purported amendment shall be deemed to constitute the adoption of a Bylaw provision and not an amendment to the Bylaws.

ARTICLE VIII

MODIFICATION, AMENDMENT OR REPEAL OF DESIGNATED PROVISIONS

Notwithstanding any other provision of this Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock of the Corporation required by law, this Certificate of Incorporation or any Preferred Stock designation, the affirmative vote (or consent under Article XII, if such consent is then permitted) of at least seventy-five percent (75%) of the voting power of the then outstanding shares of the voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the modification, amendment or repeal of all or any portion of Articles IV,VI, VII, this Article VIII, IX, X, and XII of this Certificate of Incorporation.

ARTICLE IX

INDEMNIFICATION

Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by the DGCL as it exists or as it may hereafter be amended against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him or her in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article IX. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted in the Bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law or otherwise.

ARTICLE X

MONETARY DAMAGES

No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term “damages” shall, to the extent permitted by law, include, without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel and expert witness fees and disbursements). Each person who serves as a director of the Corporation while this Article X is in effect shall be deemed to be doing so in reliance on the provisions of this Article X, and neither the amendment or repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon or in connection with any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision. The provisions of this Article X are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, without any further amendment to this Certificate of Incorporation.

ARTICLE XI

COMPROMISE OR ARRANGEMENT

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XII

ACTION BY CONSENT

Effective upon the closing of a firm commitment underwritten public offering of Common Stock of the Corporation and notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of this Corporation, and notwithstanding anything to the contrary specified by law, no action required or permitted to be taken at any annual or special meeting of the stockholders of this Corporation may be taken without such a meeting, and the power of stockholders of this Corporation to consent in writing to the taking of such action without a meeting, as contemplated by Section 228 of the DGCL, is hereby specifically denied.

IN WITNESS WHEREOF, I made, signed and sealed this Certificate of Incorporation this 9th day of December 2004.

/s/ Stephen P. Kregstein
Stephen P. Kregstein, Incorporator